UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2021

Crescent Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA		90025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 235-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to 12(b) of the Act:

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CCAP	The Nasdaq Stock Market LLC

Common Stock, par value $0.001 per share
(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 18, 2021, Crescent Capital BDC, Inc. (the “Company”) issued 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, pursuant to a Purchase Agreement, dated November 15, 2021 (the “Purchase Agreement”), among the Company, Crescent Cap Advisors, LLC, CCAP Administration LLC and BofA Securities, Inc., Wells Fargo Securities LLC, Morgan Stanley & Co. LLC, and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named on Schedule A thereto (collectively, the “Underwriters”). In addition, under the terms of the Purchase Agreement, the Company granted the Underwriters an option to purchase an additional 375,000 shares of Common Stock, exercisable for 30 days from the date of the Purchase Agreement.

The Shares were purchased by the Underwriters from the Company at a price of $21.33 per share, resulting in net proceeds to the Company of approximately $52.8 million, after deducting estimated offering expenses. Pursuant to the Purchase Agreement, the Company’s investment adviser, Crescent Cap Advisors, LLC (the “Advisor”), paid the Underwriters a supplemental payment reflective of the difference between the actual public offering price and the net proceeds per share received by the Company in this offering. In addition, the Advisor paid the sales load payable to the underwriters. The Company is not obligated to repay the supplemental payment and sales load paid by the Advisor.

The Shares were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333-255478) and a prospectus supplement and accompanying prospectus, dated November 15, 2021, filed with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

1.1	Purchase Agreement, dated November 15, 2021, among Crescent Capital BDC, Inc. Crescent Cap Advisors, LLC, CCAP Administration LLC and BofA Securities, Inc., Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named in Schedule A thereto.†

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)

†

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of such schedules or exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL, BDC, INC.

Date: November 18, 2021	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer